UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 18, 2021

Aemetis, Inc.
(Exact name of registrant as specified in its charter)

Nevada	001-36475	26-1407544
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

20400 Stevens Creek Blvd., Suite 700

Cupertino, California 95014

(Address of Principal Executive Office) (Zip Code)

(408) 213-0940

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Title of class of registered securities	Ticker Symbol	Name of exchange on which registered
Common Stock, par value $0.001 per share	AMTX	NASDAQ

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On August 18, 2021, Aemetis, Inc. (the “Company”) entered into a letter agreement amending that certain At Market Issuance Sales Agreement (as amended, the “Agreement”) with H.C. Wainwright & Co., LLC (the ”Distribution Agent”). In accordance with the terms of the Agreement, the Company may offer and sell from time to time through the Distribution Agent the Company’s common stock having an aggregate offering price of up to $300,000,000 (the “Placement Shares”). The Placement Shares will be issued pursuant to the Company’s shelf registration statement on Form S-3 (Registration No. 333-258322). The Company filed a prospectus supplement dated August 18, 2021, with the Securities and Exchange Commission in connection with the offer and sale of the Placement Shares.

Sales of the Placement Shares, if any, will be made by means of ordinary brokers’ transactions on the NASDAQ Stock Market at market prices, in block transactions or as otherwise agreed by the Company and the Distribution Agent. The Company shall pay to the Distribution Agent in cash, upon each sale of Placement Shares pursuant to the Agreement, an amount up to 3.0% of the gross proceeds from each sale of Placement Shares.

Under the terms of the Agreement, the Company may also sell Placement Shares from time to time to the Distribution Agent as principal for its own account at a price negotiated at the time of sale. Any sale of Placement Shares to the Distribution Agent as principal would be pursuant to the terms of a separate agreement between the Company and the Distribution Agent.

This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

The summary of the Agreement in this report does not purport to be complete and is qualified by reference to such agreement, which is filed as Exhibit 1.1 hereto. The legal opinion relating to the Placement Shares is filed as Exhibit 5.1 hereto.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description of the Exhibit

1.1

At Market Issuance Sales Agreement, dated January 26, 2021 between the Company and H.C. Wainwright & Co., LLC (incorporated by reference to Exhibit 1.1 of the Current Report on Form 8-K filed by the Company on January 27, 2021)

1.2	Letter Agreement, dated August 18, 2021 between the Company and H.C. Wainwright & Co., LLC

5.1	Opinion of Nevada Legal Counsel to the Company.

23.1	Consent of Nevada Legal Counsel (included in Exhibit 5.1).

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AEMETIS, INC.

	By:	/s/ Eric A. McAfee
	Name:	Eric A. McAfee
	Title:	Chief Executive Officer
August 18, 2021		(Principal Executive Officer)

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